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                             CUSTODIAN SERVICES AGREEMENT

                                AMENDMENT NUMBER FIVE


          THIS AGREEMENT is made as of the 20th day of December, 1994 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly "DFA U.S. Large Cap Portfolio Inc.", a Maryland corporation (the "Fund"), and PNC BANK, N.A., formerly "Provident National Bank" ("PNC").

                                W I T N E S S E T H :


          WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund has retained PNC to provide certain custodian services pursuant to a Custodian Agreement dated as of July 12, 1991 and as amended (the "Agreement") which, as of the date hereof, is in full force and effect; and

          WHEREAS, PNC presently provides such services to the six existing Portfolios of the Fund; and

          WHEREAS, the Fund has recently organized two new Portfolios, designated "DFA International Value Portfolio III" and "U.S. Large Cap Value Portfolio III" (the "New Portfolios"), and the parties hereto desire that PNC shall provide the New Portfolios with the same services that PNC provides to the other Portfolios of the Fund pursuant to the Agreement; and

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          WHEREAS, Section 28 of the Agreement provides that the Agreement may be amended as agreed to in writing by PNC and the Fund.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:


          1.   The Fund has delivered to PNC copies of:

               (a) Post-Effective Amendment Number 7 of the registration statement of the Fund, as effective with the U.S. Securities and Exchange Commission on December 20, 1994, wherein the New Portfolios are described;

               (b) The exhibits to such post-effective amendment including the Articles Supplementary to the Articles of Incorporation, specimen securities and the forms of administration agreements with respect to the New Portfolios;

               (c) Amendment Number Five dated December 20, 1994 of the Transfer Agency Agreement between PFPC Inc. and the Fund dated as of July 12, 1991; and

               (d) Amendment Number Five dated December 20, 1994 of the Administration and Accounting Services Agreement between PFPC Inc. and the Fund dated as of July 12, 1991.


               2.   The Agreement hereby is amended effective December 20, 1994 by:

               (a)  adding the following sentence immediately after


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the second sentence of Section 1 therein, "As of December 20, 1994, the Fund delivered to PFPC a Prospectus dated December 20, 1994 wherein two new classes of Fund shares designated the 'DFA International Value Portfolio III' and 'U.S. Large Cap Value Portfolio III' are described and the parties agree that the terms of this Agreement shall apply to the two Portfolios described in such Prospectus."; and

               (b) adding a new sentence immediately following the second sentence of Section 25 as follows: "The foregoing provisions of this Section 25 notwithstanding, this Agreement with respect to DFA International Value Portfolio III and U.S. Large Cap Value Portfolio III may be terminated by either party upon not less than 180 days prior written notice to the other party."


               3. The Fee Schedules of PNC applicable to the New Portfolios shall be as agreed in writing from time to time.


               4. In all other respects the Agreement shall remain unchanged and in full force and effect.


               IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Five to the Agreement to be executed by their


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duly authorized officers designated below on the day and year first above written.




                         DIMENSIONAL INVESTMENT GROUP INC.


                         By: /s/ Irene R. Diamant
                            -------------------------------
                             Vice President


                         PNC BANK, N.A.


                         By: /s/ Joseph Gramlich
                            -------------------------------
                             S.V.P.


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